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                                                                    EXHIBIT 99.3

                        DISTRIBUTION RESOURCES COMPANY
                               STOCK OPTION PLAN


         Section 1.  Purpose of the Plan.  This Stock Option Plan (the "Plan")
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for Distribution Resources Company, a Colorado corporation (the "Company"), is intended to advance the interests of the Company by providing employees with additional incentive for them to promote the success of the business. This aim will be effectuated through the granting of certain stock options with respect to the common stock of the Company having a par value of $.0005 per share ("Stock"). It is not intended that options issued under the Plan will be qualified options under any provision of the Internal Revenue Code of 1986, as amended (the "Code").

         Section 2.  Administration of the Plan.  The Plan shall be administered
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by the Board of Directors of the Company (the "Board").  The Board may appoint a committee which may be authorized to administer the Plan on behalf of the Board and to take any action with respect to the Plan that could be exercised by the Board subject, however, to ratification by the Board. The Board shall be authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. The interpretation and construction of any provision of the Plan by the Board shall, unless otherwise determined by the Board, be final and conclusive on all persons having any interest thereunder.

         Without limiting the generality of the foregoing, the Board shall have authority, in its discretion: (a) to determine from among the employees of the Company those to whom options shall be granted; (b) to determine the time or times at which options shall be granted; (c) to determine the number of shares of Stock covered by each option; (d) to determine the option price of the shares subject to each option; (e) to determine the time or times when each option shall become exercisable and the duration of the period during which each option shall be exercisable. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

         Section 3.  Eligibility.  Options shall be granted only to employees of
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the Company.  The persons who are eligible to receive options may be members of the Board.

         Section 4.  Grant of Options.  The Board may grant options on the
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Company's behalf at any time and from time to time (the effective date of grant being hereinafter referred to as the "Date of Grant"), to any one or more persons who at such Date of Grant are eligible employees of the Company. The Board shall determine the number of shares of Stock to be allocated to each option. The number of shares allocated to an option as of the Date of Grant of the option may thereafter be adjusted pursuant to the provisions of
Section 9 to reflect a change in the capitalization

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of the Company.  The Company shall effect the grant of options under the Plan in accordance with determinations made by the Board pursuant to the provisions of the Plan by execution and delivery of written instruments in a form approved by the Board.

        Notwithstanding any other provision of the Plan, (1) any option granted under the Plan shall be granted within ten years from the effective date of the Plan and (2) any grant or offer of grant of an option to or acceptance of the grant of an option by an employee shall be made in person at the principal offices of the Company in Colorado and any offer, grant or acceptance not made in person in Colorado shall be null and void and of no effect whatsoever.

        Section 5.  Stock Subject to the Plan.  Subject to the provisions of
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Section 9, the aggregate number of shares of Stock which may be issued pursuant to options granted under this Plan shall not exceed the total amount of the authorized, but unissued shares of Stock as of the relevant time. Any shares subject to an option which expires for any reason or is terminated unexercised as to such shares may again be subject to an option under the Plan.

        Section 6.  Option Price.  The purchase price under each option issued
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shall be determined by the Board at the time the option is granted, but in no event shall such purchase price per share of Stock subject to the option be less than the par value of a share of Stock on the Date of Grant of the option.

        The purchase price per share which is determined as of the Date of Grant of the option may thereafter be adjusted pursuant to the provisions of Section 9 to reflect a change in the capitalization of the Company.

        Section 7.  Period of Option and Certain Limitations on Right to
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Exercise.
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              (a)  Date Exercisable.  The date or dates when an option or
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portion or portions of an option shall be exercisable shall be determined by the
Board, in its sole discretion, as of the Date of Grant of the option. If any option is exercisable in installments, the date or dates on which any installment becomes exercisable may be accelerated pursuant to the provisions of
Section 8(b).

              (b)  Duration of Option.  All options issued under the Plan shall
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be exercisable for such period as the Board shall determine, but for not more than ten years from the Date of Grant of such option.

              The period of the option, once it is granted, may be reduced as provided for in Section 8(c) in connection with the termination of employment of the optionee. Furthermore, the Board may, at any time, in its sole discretion, accelerate the expiration

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date and the dates on which any part of the option shall be exercisable for all or any part of the shares covered thereby.

               (c)  Termination of Employment. In the event that the optionee's
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employment with the Company is terminated (whether by reason of death, retirement, resignation, discharge, permanent and total disability or otherwise), any option or options granted to such optionee under the Plan, to the extent not theretofore exercised, shall be deemed cancelled and optionee shall have no further rights with respect thereto, as of the date of such termination, except that:

                    (i) If the optionee's employment with the Company is terminated by reason of permanent and total disability or retirement, in good standing as determined by the Board in its reasonable discretion, then on or prior to the date which is ninety days after the date of such termination of employment, the optionee may exercise any option or portion thereof, if, and to the extent that, such option or portion thereof was exercisable on the date of such termination and remains exercisable in accordance with its terms; and

                    (ii) If the optionee's employment with the Company is terminated by reason of the death of the optionee, then the optionee's estate may exercise any option or portion thereof, if, and to the extent that, such option or portion thereof was exercisable on the date of death and remains exercisable in accordance with its terms, on or prior to the date which is ninety days after the date of death.

               (d)  No Part Shares. Options may be exercised in whole or in
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part, but only with respect to whole shares of Stock.

               (e)  Exercise and Payment. The purchase price for shares acquired
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pursuant to the options shall at the time of purchase be paid in full. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by notice given by delivery by the optionee in person at the principal offices of the Company in Colorado to the Company stating the number of shares with respect to which the option is being exercised, and the time of the delivery thereof, which time shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in such notice or mutually agreed upon, the optionee shall appear in person at the principal offices of the Company in Colorado to close the transaction. The Company shall, without transfer or issue tax to the optionee, cause a certificate or certificates for such shares to be issued in the optionee's name and recorded in the Company's stock records out of theretofore authorized but unissued or reacquired common shares as the Company may elect, against payment of the option price in full for the number of shares to be acquired by certified or bank cashier's check or the equivalent thereof acceptable to the Company; provided, however, that the time of this transaction may be

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postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable law or regulation or any applicable listing requirements of any national securities exchange. If the optionee fails to pay for all or any part of the number of shares specified in such notice, his right to exercise the option with respect to such unpaid for shares may be terminated by the Company. Any attempt to exercise the option by any method other than appearance in person at the principal offices of the Company in Colorado shall be null and void and of no effect whatsoever.

        Section 8.   Dilution and Other Adjustments. In the event of any change
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in the Stock subject to the Plan, by reason of any stock dividend or split, recapitalization, combination or exchange of shares of Stock, or other similar changes in the Stock, the Board will make appropriate adjustments to (i) the aggregate number of shares of Stock subject to the Plan and (ii) the number of shares of Stock and the price per share of Stock subject to outstanding options.

        Section 9.   Rights as Shareholder. The optionee shall have no rights as
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a shareholder with respect to any shares covered by any option granted under the
Plan until the date of exercise of the option. After the option is exercised, the Company shall retain physical possession of the stock certificate at its principal offices in Colorado. However, the person who exercised the option shall be a shareholder in all other respects. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise of the option. Notwithstanding any other provision of the Plan or applicable law, if a stock certificate is to be delivered for any reason to the optionee, such delivery shall only be made to the optionee in person at the principal offices of the Company in Colorado.

        Section 10.  Non-Transferability of Option. The terms of any option
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granted under this Plan shall include a provision making such option non-transferable by the optionee (other than to the optionee's estate in the event of termination of employment with the Company by reason of death) and exercisable during the optionee's lifetime only by the optionee.

        Section 11.  Restriction on Transfers; Company's Right to Redeem and
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Securities Law Requirements. As a condition of participation in the Plan, the
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employee shall agree in the option or such other documents as the Company deems necessary or advisable that (i) any Stock acquired pursuant to or by reason of the Plan shall be subject to restrictions on transferability, (ii) the Company shall have a right to redeem the Stock acquired pursuant to or by reason of the Plan, and (iii) the employee shall cooperate with the Company to comply with securities law requirements, all in accordance with the following:

                (i)  Restrictions on Transfers. The employee shall agree not to
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sell, transfer, pledge, hypothecate, assign, or


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otherwise, in any manner, dispose of any of the employee's Stock acquired pursuant to the Plan, or any Stock acquired with respect to such Stock, whether by dividend, stock split or otherwise, or any right or interest therein or under the Plan, whether voluntarily or by operation of law, or by gift, or otherwise, without the prior written consent of the Company. Any purported sale, transfer, pledge, hypothecation, assignment, or other disposition of the shares by the employee, shall be null and void and without effect and shall not vest any interest or title in the purported transferee. No dividends shall be paid to the holder of any of the Stock sold, transferred, assigned, hypothecated, pledged, or otherwise disposed of in breach of this covenant, nor shall the holder of such shares be entitled to vote or to exercise any rights of a shareholder for any purpose whatsoever.

        The foregoing restrictions shall not apply (1) in the case of a Sale of the Company or (2) in the case of a sale of the Stock or after Stock is sold by the Company or by the shareholders of the Company pursuant to a public offering registered under the Securities Act of 1933, as amended (other than our offering primarily to employees). The foregoing also shall not apply to any transfer at death to an executor, personal representative or other person duly authorized by a court of competent jurisdiction to represent the estate of a deceased participant, and any transfer to a beneficiary or other distributee of the estate of a deceased participant, but the distributee shall be bound by the restrictions on the transferability of the shares and the Company's right to redeem.

                (ii)   Company's Right to Redeem.  If the employee's employment
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by the Company is terminated (whether by reason of death, retirement, disability, resignation, discharge or any other reason), then, within 1 year after such termination of employment, the Company may, in its sole discretion, redeem all shares of the employee's Stock acquired pursuant to the Plan or any Stock acquired with respect to such Stock, whether by dividend, stock split or otherwise, for the total amount that the employee paid for such shares. Upon payment by the Company, the Company may return the stock certificate to the Company. The Company will be empowered to act as the employee's attorney-in-fact to make such endorsements and execute such stock powers as may be necessary to effect the redemption contemplated under this Section 11(ii).

        The foregoing right to redeem shall not apply (1) in the case of a sale of Stock or after Stock is sold by the Company or the shareholders of the Company pursuant to a public offering registered under the Securities Act of 1933, as amended (other than our offering primarily to employees) or (2) in the case of a Sale of the Company.

                (iii)  Securities Requirements.  At the time of grant of the
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option or at the time of the exercise of the option or at any other time, the
Company may require the employee to execute any documents or take any action which may be then


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necessary to comply with the Securities Act of 1933 and the rules and regulations adopted thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the option or any other agreements to ensure such compliance. The Company may, from time to time, change its requirements with respect to enforcing compliance with the federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure employee compliance with said laws. The Board shall consult with legal counsel to ensure compliance with all applicable securities laws.

        Each employee will also agree that in the event the Company sells its stock pursuant to a registration statement filed under the Securities Act of 1933, the employee will not sell any of his shares during such period of time as is requested by the Company pursuant to a request or recommendation by the underwriters of such offering or any state's Blue Sky Commission. In addition, the employee will agree to escrow his shares in connection with a public offering if requested by the Company pursuant to a request or recommendation by the underwriter or any state's Blue Sky Commission.

        For purposes of this Section "Sale of the Company" shall mean (a) any sale or other transfer by the Company of all or substantially all of its assets or business, (b) a merger, consolidation or other combination to which the Company is a party other than the Company's acquisition of another business, (c) any distribution of a material portion of the assets of the Company to its shareholders, (d) any sale or transfer of ownership of more than 50% of the outstanding shares of Common Stock of the Company, or (e) any other transaction which effectively results in the transfer of the assets or business of the Company or of the beneficial ownership of more than 50% of the outstanding Common Stock of the Company.

        Section 12.  Effective Date of Plan.  The Plan is effective as of the
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date of adoption of the Plan by the Board and will continue from year to year, but may be modified or discontinued by the Board at any time as provided in
Section 13.

        Section 13.  Amendment and Termination of the Plan.  The Board may at
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any time terminate the Plan or may make such amendment of the Plan effective in such date subsequent to the taking of such Board action, as the Board may deem proper and in the best interests of the Company, in each case without the assent of any employee or action by the Company's shareholders; provided, however, that no amendment shall be made in any year without the approval of the Company's shareholders which (i) materially increases the benefits accruing to employees under the Plan, (ii) materially increases the number of securities which may be issued under the Plan or (iii) materially modifies the requirements as to eligibility for participation in the Plan.



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          Section 14.  No Right to Continued Employment.  Nothing contained
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in this Plan shall confer upon any eligible employee any right to continued
employment by the Company or limit in any way whatsoever the right of the Company to terminate any such employee's employment at any time for any reason whatsoever.

          Section 15.  Governing Law.  The Plan and all determinations made and
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actions taken pursuant thereto shall be governed by the laws of the State of
Colorado and construed in accordance therewith.


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